Exhibit 5.1

October 7, 2004

Interchange Corporation
24422 Avenida de la Carlota, Suite 120
Laguna Hills, CA 92653

               Re: Registration Statement on Form SB-2 (No. 333-116965)

Ladies and Gentlemen:

          In connection with the registration by Interchange Corporation, a Delaware corporation (the “Company”), of up to 3,162,500 shares of common stock (which includes up to 412,500 shares of common stock subject to the underwriters’ over-allotment option), par value $0.00001 per share (the “Shares”), under the Securities Act of 1933, as amended, on Form SB-2 filed with the Securities and Exchange Commission on June 29, 2004 (File No. 333-116965), as amended by Amendment No. 1 filed on August 11, 2004, by Amendment No. 2 filed on September 15, 2004 and by Amendment No. 3 to be filed on October 7, 2004 (collectively, the “Registration Statement”), you have requested our opinion set forth below.

          In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.

          We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws. We assume for purposes of this opinion that the Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware.

          Subject to the foregoing, it is our opinion that as of the date hereof the Shares have been duly authorized by all necessary corporate action of the Company, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading “Legal Matters.”

Very truly yours,

/s/ Latham & Watkins LLP